EXHIBIT 10.2

DECLARATION OF A BLANK BILL ISSUER

(for a legal entity)

As the security of the execution of the Agreement on Project Financial Support no SPOWKP/2.3/4/12/1998, dated 30 May 2006 on the execution of the Innovation in the Manufacture of Precision Components for Aircraft and Power Engineering Industries, financed from the financial resources of the Branch Operational Program – Increase of the Competitiveness of Business Enterprises, years 2004 – 2006, Priority 2 – Direct Supporting of Business Enterprises, Activity 2.3. – Increasing Competitiveness of Small and Medium-size Companies Through Investments, we hereby submit on behalf of the Polish Enterprise Development Agency, a blank bill signed by officers authorized to issue bills in the name and on behalf of Kreisler Polska limited liability company, which the Polish Enterprise Development Agency shall be entitled to fill at all times to the amount of the granted support with due interest in the amount determined for delayed tax payments from the date of the transfer of the due sum to the bank account of the Beneficiary to the day of its refund, increased by bill rediscount rate and the cost of any due court fee.

The Polish Enterprise Development Agency shall at its own consideration decide on the date of payment to be inscribed in the bill.

The bill shall be payable in Warsaw, to the bank account of the Polish Enterprise Development Agency.

The Polish Enterprise Development Agency shall notify Kreisler Polska limited liability Company of the foregoing with a registered letter sent 7 days prior to the term of payment at the latest, to the address stated underneath unless the Beneficiary has notified the Polish Enterprise Development Agency of the change of its address. A letter that has been returned to the sender bearing the note of a post office: “not collected in due time”, “the addressee has moved away” and similar shall be deemed delivered.

Name and address of Blank Bill Issuer

Legible signatures of the officer authorized to issue a bill, stamp of the company.

Personal data of the officer authorized to issue a blank bill:

Boguslaw Walkowicz, Proxy

Identity Card number: [Intentionally Left Blank]

Personal Identification Number (PESEL): [Intentionally Left Blank]

Parents’ names: [Intentionally Left Blank]

Date and place of birth: [Intentionally Left Blank]

Signature: [Intentionally Left Blank]

The bill shall be returned or destroyed at the request of the Beneficiary, made in writing, after the elapse of the period of 5 years from the date of the Project accomplishment and following the satisfaction of all requirements defined in the Agreement on Project Financial Support.

2